Exhibit 3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 10, 2016 by and among Medpace Holdings, Inc., a Delaware corporation (the “Company”), Fifth Cinven Fund (No. 1) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund (No. 2) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund (No. 3) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund (No. 4) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund (No. 5) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund (No. 6) Limited Partnership, a Guernsey limited partnership, Fifth Cinven Fund Co-Investment Partnership, a general partnership formed under the laws of England and Wales, and Fifth Cinven Fund FCP-SIF, a Luxembourg fond commun de placement (collectively, “Cinven”), and Dr. August J. Troendle (“Dr. Troendle”) as of the date hereof.

RECITALS

WHEREAS, the Company is contemplating an offer and sale of its shares of common stock, par value $0.01 per share (the “Common Stock” and such shares, the “Shares”), to the public in an underwritten initial public offering (the “IPO”); and

WHEREAS, in connection with the IPO, the Company has agreed to grant to the Holders (as defined below) certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Acquired Common” has the meaning set forth in Section 9.

“Additional Investor” has the meaning set forth in Section 9, and shall be deemed to include each such Person’s Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all Shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“Company” has the meaning set forth in the preamble.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(d)(ii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means Cinven, Dr. Troendle and any Additional Investor as set forth in Section 9 who are the registered holders of Registrable Securities.

“Holder Indemnified Parties” has the meaning set forth in Section 7(a).

“IPO” has the meaning set forth in the recitals.

“Joinder” has the meaning set forth in Section 9.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act, which shall in any case include the receipt of the notice of a Demand Registration or Shelf Offering Notice pursuant to Section 2(a) and the information contained in such notice.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Registrable Securities” means (i) Common Stock, (ii) any common Capital Stock of the Company or of any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Shares owned or acquired after the date hereof by Persons that are the registered holders of securities described in clauses (i) or (ii) above. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the IPO or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a Holder hereunder; provided a Holder may only request that Registrable Securities in the form of Capital Stock of the Company that is registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. Notwithstanding the foregoing, with the consent of the Company and the Holders, any Registrable Securities held by any Person that may be sold under Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144 (including the aggregation rules thereof) shall not be deemed to be Registrable Securities upon notice from the Company to such Person.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Schedule of Investors” means the schedule attached to this Agreement entitled “Schedule of Investors,” which shall reflect each Holder from time to time party to this Agreement and each such Holder’s address.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Shelf Offering” has the meaning set forth in Section 2(c)(iii).

“Shelf Offering Notice” has the meaning set forth in Section 2(c)(iii).

“Shelf Offering Request” has the meaning set forth in Section 2(c)(iii).

“Shelf Registrable Securities” has the meaning set forth in Section 2(c)(iii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Filing Notice” has the meaning set forth in Section 2(c)(ii).

“Shelf Registration Notice” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Participation Deadline” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Request” has the meaning set forth in Section 2(c)(i).

“Shelf Registration Statement” has the meaning set forth in Section 2(c)(i).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.

“Suspension Event” has the meaning set forth in Section 2(d)(ii).

“Suspension Notice” has the meaning set forth in Section 2(d)(ii).

“Suspension Period” has the meaning set forth in Section 2(d)(i).

“Underwritten Takedown” has the meaning set forth in Section 2(c)(iii).

“Violation” has the meaning set forth in Section 7(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Demand Registrations.

Requests for Registration. Subject to the terms and conditions of this Agreement, each Holder may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and each Holder may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” The Holder making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Except to the extent that Section 2(c) applies, promptly upon receipt of a request for a Demand Registration (but in no event more than five Business Days thereafter), the Company shall give written notice of the Demand Registration to all other Holders. Notwithstanding the foregoing, other than delivery to each Holder of the written notice in accordance with this Section 2(a), the Company shall not be required to take any action that would otherwise be required under this Section 2 if such action would violate Section 4(a) hereof or any similar provision contained in the underwriting agreement entered into in connection with any underwritten Public Offering.

Demand Registrations. Each Holder shall be entitled to request an unlimited number of Demand Registrations in which the Company shall pay all Registration Expenses, regardless of whether any registration statement is filed or any such Demand Registration is consummated. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the applicable Holder.

Shelf Registrations.

Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration from a Holder (a “Shelf Registration Request”) and the expiration of the Shelf Registration Participation Deadline (as defined below), the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). As promptly as practicable, but no later than two Business Days after receipt of a Shelf Registration Request, the Company shall give written notice (the “Shelf Registration Notice”) of such Shelf Registration Request to all other Holders. The Company, subject to Section 8 hereof, shall include in such Shelf Registration (and in all related registrations and qualifications under state blue sky laws) all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein within two Business Days after the Shelf Registration Notice was delivered (such deadline, the “Shelf Registration Participation Deadline”). The Company shall use its reasonable best efforts to cause any Shelf Registration Statement filed in accordance with this

Section 2(c)(i) to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement and, once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in the request by the Holders, but for no time period longer than the period ending on the earliest of (A) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (B) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.

Notwithstanding the rights of each Holder under Section 2(c)(i), subject to the availability of required financial information, as promptly as practicable after the Company becomes eligible to file a Shelf Registration Statement on Form S-3 the Company shall file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 that includes in such Shelf Registration Statement (and in all related registrations and qualifications under state blue sky laws) all Registrable Securities held by each Holder. No later than five Business Days prior to the initial filing of the Shelf Registration Statement pursuant to this Section 2(c)(ii), the Company shall give written notice of such filing to each Holder (the “Shelf Registration Filing Notice”). Within two Business Days after the receipt of the Shelf Registration Filing Notice each holder shall send the Company a written notice specifying the number of Registrable Securities then held by each Holder or, at the option of such Holder, a lesser number of Registrable Securities to be included in such Shelf Registration Statement, as well as any additional information requested by the Company pursuant to Section 5(c). The Company shall use its reasonable best efforts to cause any Shelf Registration Statement filed in accordance with this Section 2(c)(ii) to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement and, once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period ending on the earliest of (A) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (B) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.

In the event that a Shelf Registration Statement is effective, Holders representing Registrable Securities with a market value of at least $15 million (or such lesser amount if all Registrable Securities available for sale pursuant to such registration statement held by a Holder are requested to be included) shall have the right at any time or from time to time to elect to offer and sell (including pursuant to an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such Shelf Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains effective, and the Company shall pay all Registration Expenses in connection therewith. The applicable Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company shall, as expeditiously as possible (and in any event within 10 days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders of the Registrable Securities that made the Shelf Offering Request), use its reasonable best efforts to facilitate such Shelf Offering.

The Company shall, at the request of any Holder of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

Restrictions on Demand Registration and Shelf Offerings.

Notwithstanding the foregoing, the Company shall not be obligated to effect any Demand Registration within 45 days after the consummation of another Demand Registration. Further notwithstanding the foregoing, the Company may postpone, for up to 90 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend the filing of a Shelf Registration Statement or the use of a prospectus that is part of a Shelf Registration Statement for up to 90 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of the Shelf Registrable Securities (such period, the “Suspension Period”) by providing written notice to the Holders if (A) the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any Subsidiary, or (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of MNPI not otherwise required to be disclosed under applicable law, and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure of such MNPI would have a material adverse effect on the Company or the Company’s ability to consummate such transaction; provided that in such event, the Holders shall be entitled to withdraw such request for a Demand Registration or underwritten Shelf Offering and the Company shall pay all Registration Expenses in connection with such Demand Registration or Shelf Offering. The Company may delay a Demand Registration hereunder only once in any twelve-month period, except with the consent of the applicable Holder.

In the case of an event that causes the Company to suspend the filing or use of a Shelf Registration Statement as set forth in paragraph (d)(i) above or pursuant to applicable subsections of Section 5(a)(vi) (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. If the basis of such suspension is nondisclosure of MNPI, the Company shall not be required to disclose the subject matter of such MNPI to Holders. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders promptly following the conclusion of any Suspension Event.

Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(d), the Company agrees that it shall provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

Selection of Underwriters. The Holder requesting the Demand Registration or Underwritten Takedown shall have the right to select the investment banker(s) and manager(s) to administer such offering (including assignment of titles), subject to the Company’s approval not be unreasonably withheld, conditioned or delayed.

Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Capital Stock of the Company or of any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities.

Piggyback Registrations.

Right to Piggyback. Following the IPO, whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein within 5 days after delivery of the Company’s notice.

Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

Priority on Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders on the basis of the number of Registrable Securities then owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be at the election of the Company; provided that Holders representing a majority of the Registrable Securities included in such Piggyback Registration may request that one or more investment banker(s) or manager(s) be included in such offering (such request not to be binding on the Company or such other initiating holders of Company securities).

Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Holdback Agreements.

Holders of Registrable Securities. If requested by the managing underwriter(s), each Holder participating in an underwritten Public Offering shall enter into customary lock-up agreements, substantially consistent with the lock-up agreements entered into by such Holders in connection with the IPO, with the managing underwriter(s) of such Public Offering. Each Holder not participating in an offering pursuant to this Agreement agrees to be bound by the terms of such customary lock-up agreement entered into by the participating Holders in connection therewith as if such Holder had been a party thereto; provided that, notwithstanding the terms of the customary lock-up agreement entered into by the participating Holders, non-participating Holders shall not be prohibited from (i) establishing any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act during the lock-up period set forth in such agreements (provided that no sales may be made pursuant to such a Plan prior to the expiration of the lock-up period set forth in such agreements and no public announcement of the establishment or existence of a Plan or filing in respect thereof is required or made voluntarily prior to the expiration of the lock-up period set forth in such agreements) or (ii) making sales pursuant to a Plan that exists on the date of the customary lock-up agreement entered into by the participating Holders. The Company may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of the lock-up period set forth in such agreements, including any extension thereof as may be required to comply with FINRA Rule 2711(f)(4).

Exceptions. The foregoing holdback agreements in Section 4(a) shall not apply to a registration on Form S-8 or any successor or similar form or otherwise in connection with an employee benefit plan or in connection with any registration on Form S-4 or any successor or similar form in connection with any type of acquisition transaction or exchange offer.

Registration Procedures.

Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

notify each Holder of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) the effectiveness of each registration statement filed hereunder;

prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) subject itself to taxation in any such jurisdiction);

notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any written comments by the Securities and Exchange Commission, or any request by the Securities and Exchange Commission or other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus, or for additional information (whether before or after the effective date of the registration statement) or any other correspondence with the Securities and Exchange Commission relating to, or which may affect, the registration and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(d), at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange;

use reasonable best efforts to provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

enter into and perform such customary agreements (including underwriting agreements in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 7 hereof, make such representations and warranties to the Holders registering securities and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken, and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

use reasonable best efforts to ensure that any Free Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

to the extent that a Holder, in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Company, permit such Holder to participate in the preparation of such registration or comparable statement and allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such order;

use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

cooperate with the Holders of Registrable Securities covered by such registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities to be sold under the registration statement and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

cooperate with each Holder of Registrable Securities covered by such registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

use reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities covered by such registration statement and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

in the case of any underwritten Public Offering, use its reasonable best efforts to obtain one or more cold comfort letters from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of the Registrable Securities being sold reasonably request;

in the case of any underwritten Public Offering, use its reasonable best efforts to provide (i) a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement and the date of the closing under the underwriting agreement, the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities being sold and (ii) a legal opinion of the Company’s general counsel, dated the date of the closing under the underwriting agreement, the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities being sold;

if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective;

provide all such other certificates, letters, opinions and other requested documents customarily provided in public offerings similar to the offering then being undertaken; and

take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

Any officer of the Company who is a Holder agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary and reasonable for persons in like positions and consistent with his or her other duties with the Company and in accordance with applicable law, including the preparation of the registration statement and the preparation and presentation of any road shows.

The Company may require each Holder requesting, or electing to participate in, any registration or filing pursuant to this Agreement to furnish the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

If the Holders or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, use reasonable best efforts to facilitate such in-kind distribution in the manner reasonably requested.

Registration Expenses.

The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, (i) all registration, qualification and filing fees (including filings with FINRA and the reasonable fees and disbursements of counsel for the underwriters in connection with FINRA qualification of the Registrable Securities), (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualification of the Registrable Securities), (iii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters or by the Holders of the Registrable Securities included in such registration), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of custodians, (vi) any other reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (vii) all expenses related to the “road show” for any underwritten Public Offering, including the cost of any aircraft chartered for such purpose, (viii) fees and expenses of the transfer agent and registrar of the Company’s Common Stock and (ix) fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance), the underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or quotation of the Registrable Securities on any inter-dealer quotation system. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an underwritten Public Offering, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of (i) one counsel chosen by the Holders representing a majority of the Registrable Securities included in such registration or participating in such Shelf Offering, and (ii) each additional counsel retained by any Holder for the purpose of rendering an opinion on behalf of such Holder in connection with any Demand Registration, Piggyback Registration or Shelf Offering that is an underwritten Public Offering, where the counsel referred to in clause (i) is unable or unwilling to render an opinion on behalf of such Holder.

Indemnification and Contribution.

By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder, such Holder’s officers, directors, managers, employees, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Holder Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Holder Indemnified Party expressly for use therein or by such Holder Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

By Each Holder. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the Holders representing a majority of the Registrable Securities included in the registration if such Holders are indemnified parties, at the expense of the indemnifying party.

Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(t) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned or delayed.

Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the IPO are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Underwritten Registrations.

Participation. No Person may participate in any Public Offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and that are consistent in all material respects with the documents to be completed and executed by the Holders. Each Holder shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4, Section 5 and this Section 8(a) or that are necessary to give further effect thereto and that are consistent in all material respects with the documents to be completed and executed by the Holders. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 8(a).

Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by a Holder pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by such Holder.

Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi)(B) or (C), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi).

Additional Parties; Joinder. Subject to the prior written consent of each Holder, the Company may make any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof a party to this Agreement (each such Person, an “Additional Investor”) and to succeed to all of the rights and obligations of a Holder under this Agreement by obtaining an executed joinder to this Agreement from such Additional Investor in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Additional Investor, the Common Stock of the Company acquired by such Additional Investor or to which such Additional Investor has the right to acquire (the “Acquired Common”) shall be Registrable Securities to the extent provided herein, such Additional Investor shall be a Holder under this Agreement with respect to the Acquired Common, and the Company shall add such Additional Investor’s name and address to the Schedule of Investors and circulate such information to the parties to this Agreement.

Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Holder may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements.

Subsidiary Public Offering. If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries (including the Company), the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

MNPI Provisions.

Each Holder acknowledges that (i) the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Holders), and (ii) there is no limitation on the duration of time that such Holder and its Representatives may be in possession of MNPI and no requirement that the Company or other Holders make any public disclosure to cause such information to cease to be MNPI; provided that the Company will use reasonable best efforts to promptly notify each Holder if any proposed registration or offering for which a notice has been delivered pursuant to this Agreement has been terminated or aborted.

Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 12 and that in the case of clauses (ii) through (v), such disclosure is required by law and you promptly notify the Company of such disclosure to the extent such Holder is legally permitted to give such notice.

Each Holder, by its execution of a counterpart to this Agreement or of a Joinder, hereby (i) acknowledges that it is aware that the U.S. securities laws prohibit any Person who has MNPI about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities, and (ii) agrees that it will not use or permit any third party to use, and that it will use its reasonable best efforts to assure that none of its Representatives will use or permit any third party to use, any MNPI the Company provides in contravention of the U.S. securities laws and it will cease trading in the Company’s securities while in possession of MNPI.

Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect not to receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests.

General Provisions.

Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and each Holder; provided that no such amendment, modification or waiver that would adversely affect a Holder in a manner that is different from any other Holder (provided that the accession by any Additional Investor to this Agreement pursuant to Section 9 shall not be deemed to adversely affect any Holder), shall be effective against such Holder without the prior written consent of such Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.

Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or delivered (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company and the Holders at the addresses specified below and to any other party subject to this Agreement at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein.

The Company’s address is:

Medpace Holdings, Inc.

5375 Medpace Way

Cincinnati, Ohio 45227

Attn: General Counsel

Facsimile: (513) 579-0444

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

Dr. Troendle’s address is:

Medpace Holdings, Inc.

5375 Medpace Way

Cincinnati, Ohio 45227

Attn: Dr. August Troendle

Facsimile: (513) 579-0444

The address for Fifth Cinven Fund (No.1) Limited Partnership, Fifth Cinven Fund (No.2) Limited Partnership, Fifth Cinven Fund (No.3) Limited Partnership, Fifth Cinven Fund (No.4) Limited Partnership, Fifth Cinven Fund (No.5) Limited Partnership and Fifth Cinven Fund (No.6) Limited Partnership is:

East Wing,

Trafalgar Court

Les Banques

St Peter Port

Guernsey

GY1 3PP

The Fifth Cinven Fund Co-Investment Partnership’s address is:

Warwick Court,

Paternoster Square

London

United Kingdom

EC4M 7AG

The Fifth Cinven Fund FCP-SIF’s address is:

7, rue Lou Hemmer,

L-1748

Luxembourg

Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its shareholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MEDPACE HOLDINGS, INC.
By:	/s/ Stephen P. Ewald
Name:	Stephen P. Ewald
Its:	General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

FIFTH CINVEN FUND (NO. 1) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner
By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director
FIFTH CINVEN FUND (NO. 2) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner

By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director

[Signature Page to Registration Rights Agreement]

FIFTH CINVEN FUND (NO. 3) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner
By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director
FIFTH CINVEN FUND (NO. 4) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner
By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director

[Signature Page to Registration Rights Agreement]

FIFTH CINVEN FUND (NO. 5) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner
By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director
FIFTH CINVEN FUND (NO. 6) LIMITED PARTNERSHIP
By: Cinven Capital Management (V) Limited Partnership Incorporated
Its: General Partner
By: Cinven Capital Management (V) General Partnership Incorporated
Its: General Partner
By:	/s/ Hayley Tanguy
Name:	Hayley Tanguy
Title:	Director
FIFTH CINVEN FUND CO-INVESTMENT PARTNERSHIP
By: CIP (V) Nominees Limited
Its: Partner
By:	/s/ Dr. Babett Carrier
Name:	Dr. Babett Carrier
Title:	Director

[Signature Page to Registration Rights Agreement]

FIFTH CINVEN FUND FCP-SIF
By: Cinven Manco S.A.R.L.
Its: Manager
By:	/s/ Gautier Laurent
Name:	Gautier Laurent
Title:	Manager
By:	/s/ Marc Lamberty
Name:	Marc Lamberty
Title:	Manager

[Signature Page to Registration Rights Agreement]

DR. AUGUST J. TROENDLE
By:	/s/ Dr. August J. Troendle
Name:	Dr. August J. Troendle

[Signature Page to Registration Rights Agreement]

SCHEDULE OF INVESTORS

FIFTH CINVEN FUND (NO. 1) LIMITED PARTNERSHIP

FIFTH CINVEN FUND (NO. 2) LIMITED PARTNERSHIP

FIFTH CINVEN FUND (NO. 3) LIMITED PARTNERSHIP

FIFTH CINVEN FUND (NO. 4) LIMITED PARTNERSHIP

FIFTH CINVEN FUND (NO. 5) LIMITED PARTNERSHIP

FIFTH CINVEN FUND (NO. 6) LIMITED PARTNERSHIP

East Wing,

Trafalgar Court

Les Banques

St Peter Port

Guernsey

GY1 3PP

FIFTH CINVEN FUND CO-INVESTMENT PARTNERSHIP

Warwick Court,

Paternoster Square

London

United Kingdom

EC4M 7AG

FIFTH CINVEN FUND FCP-SIF

7, rue Lou Hemmer,

L-1748

Luxembourg

DR. AUGUST J. TROENDLE

Medpace Holdings, Inc.

5375 Medpace Way

Cincinnati, Ohio 45227

Attn: Dr. August Troendle

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of August 10, 2016 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Medpace Holdings, Inc., a Delaware corporation (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Investors attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the             day of             , 20      .

Signature of Shareholder
Print Name of Shareholder
Its:

Address:

Agreed and Accepted as of
, 20
Medpace Holdings, Inc.
By:
Name:
Its: